UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123
(Commission File Number)	(IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 16, 2005, Lexar Media, Inc. issued the press release attached hereto as Exhibit 99.1 announcing that it has filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25, requesting a 15 calendar day extension to file its Annual Report on Form 10-K for the year ended December 31, 2004. The press release also contained certain preliminary information regarding Lexar’s financial results for the fourth quarter and year ended December 31, 2004.

In addition, as further described in the press release attached as Exhibit 99.1, Lexar announced that during the course of its evaluation of the effectiveness of its internal control over financial reporting, management has made certain preliminary conclusions and accordingly has advised Lexar’s Audit Committee and its independent registered public accounting firm that it has identified material weaknesses in its internal control over revenue recognition with respect to certain retail customers and in its internal control over the accounting for inventory valuation reserves and that it has identified other internal control deficiencies that may, individually or in the aggregate, constitute material weaknesses in internal control that may be identified in the course of completing the assessment of internal control over financial reporting.

The information contained in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press Release issued by Lexar Media, Inc. on March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date: March 16, 2005	By:	/s/ Brian T. McGee
Brian T. McGee
Chief Financial Officer and Vice President, Finance